Exhibit 10.65

                        RESTRICTED STOCK AWARD AGREEMENT

      THIS AGREEMENT, dated as of December 14, 2004, is between CURATIVE HEALTH SERVICES, INC., a Minnesota corporation (together with any of its subsidiaries, the "Company"), and Thomas Axmacher, an individual resident of the State of New York ("Employee").

                                    RECITALS

      A. The Company wishes to grant to Employee, effective as of the date of this Agreement, an award of restricted shares of the common stock, par value $.01 per share, of the Company (the "Common Stock"), on the terms and subject to the conditions set forth in this Agreement and the Company's 2001 Broad-Based Stock Incentive Plan (the "Plan").

      B. Employee desires to accept such grant.

      NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto hereby agree as follows:

      1. Definitions. As used in this Agreement, the following terms have the meanings set forth below:

      "Award" has the meaning ascribed to such term in Section 2 hereof.

      "Board" means the Board of Directors of the Company.

      "Change In Control" has the meaning ascribed to such term in the Employment Agreement.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Common Stock" has the meaning specified in Recital A hereof.

      "Employment Agreement" means the Employment Agreement effective as of March 13, 2002 between the Company and Employee, as amended from time to time.

      "Fair Market Value" of a share of Common Stock on any date shall be the closing price of the Common Stock on the date of calculation (or on the last preceding trading date if Common Stock was not traded on such date) if the Common Stock is readily tradable on a national securities exchange or other market system, and, if the Common Stock is not so readily tradable, Fair Market Value shall mean the amount determined in good faith by the Board as the Fair Market Value of the Common Stock.

      "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

      "Shares" means, collectively, the shares of Common Stock subject to the Award, whether or not such shares are Vested Shares.

      "Vested Shares" means the Shares with respect to which the Award has vested at any particular time.

      2. Award. The Company, effective as of the date of this Agreement, hereby grants to Employee a restricted stock award of 60,000 (Sixty Thousand) shares of Common Stock (the "Award"), subject to the terms and conditions set forth herein.

      3. Vesting. (a)Subject to the terms and conditions of this Agreement, the Shares shall vest in Employee at the rate of one third (1/3) of such Shares on December 14, 2005 and the balance of the Shares shall vest in equal monthly installments on the last date of each of the 8 successive three-month periods following December 14, 2005, if Employee remains continuously employed by the Company until each of such dates; provided, however, that that no such shares shall vest unless prior to the respective vesting date, Employee shall have relocated to the Company's corporate headquarters in Nashua, New Hampshire.

            (b) Notwithstanding the vesting provisions contained in Section 3(a) above, but subject to the other terms and conditions set forth herein, if Employee has been continuously employed by the Company until the date of a Change In Control of the Company, all of the Shares shall immediately vest on the date of such Change In Control. In addition, the vesting of the Shares shall be accelerated to the extent and at such times as any stock option awards are accelerated and become exercisable upon termination of Employee's employment as provided in the Employment Agreement; provided, however, that that no such shares shall vest unless prior to the respective vesting date, Employee shall have relocated to the Company's corporate headquarters in Nashua, New Hampshire.

            (c) Except as provided in Section 3(b), if Employee ceases to be an employee for any reason prior to the vesting of the Shares pursuant to Section 3(a) hereof, such Shares remaining unvested as of the date of termination shall be immediately and irrevocably forfeited and Employee will retain no rights with respect to the forfeited Shares.

      4. Additional Restriction on Transfer of Shares.

      The Shares cannot be sold, assigned, transferred, gifted, pledged, hypothecated, or in any manner encumbered or disposed of at any time prior to vesting pursuant to Section 3 above.

      5. Issuance and Custody of Certificates. The Company shall cause a stock certificate or certificates evidencing the Shares to be issued in the name of the Employee, which certificate or certificates shall be held by the Secretary of the Company or the stock transfer agent or brokerage service selected by the Secretary of the Company to provide such services for the Plan. The Shares shall be restricted from transfer and the certificate or certificates may bear an appropriate legend referring to the restrictions applicable to the Shares. Employee hereby agrees to the retention by the Company of the Shares and to execute and deliver to the Company a blank stock power with respect to the Shares as a condition to the receipt of this Award. After any Shares vest pursuant to Section 3 hereof, and following payment of any applicable withholding taxes pursuant to Section 8 of this Agreement, the Company shall, upon request of the Employee, cause to be issued a certificate or certificates, registered in the name of Employee or in the name of Employee's legal representatives, beneficiaries or heirs, as the case may be, evidencing such Vested Shares and shall cause such certificate or certificates to be delivered to Employee or Employee's legal representatives, beneficiaries or heirs, as the case may be, free of the legend referenced above.

      6. Rights as Shareholder. Employee shall be entitled at all times on and after the date of issuance of the Shares to exercise the rights of a shareholder of Common Stock with respect to the Shares, including the right to vote the Shares and the right to receive dividends or other distributions on the Shares, subject, however, to any restrictions imposed thereon pursuant to this Agreement.

      7. Distributions and Adjustments. In accordance with Section 4(c) of the Plan, the Award shall be subject to adjustment in the event that any distribution, recapitalization, reorganization, merger or other event covered by
Section 4(c) of the Plan shall occur.

      8. Taxes. In order to provide the Company with the opportunity to claim the benefit of any income tax deduction which may be available to it in connection with this restricted stock award, and in order to comply with all applicable federal or state tax laws or regulations, the Company may take such action as it deems appropriate to insure that, if necessary, all applicable federal or state income and social security taxes are withheld or collected from Employee. Within thirty (30) days after the date hereof, Employee may, at Employee's option, make and file with the Company and the Internal Revenue Service an election relating to the Shares pursuant to Section 83(b) of the Code.

      9. Employee's Employment. Nothing in this Agreement shall confer upon Employee any right to continue in the employ of the Company or any of its subsidiaries or interfere with the right of the Company or its subsidiaries, as the case may be, to terminate Employee's employment or to increase or decrease Employee's compensation at any time.

      10. Notices. All notices, claims, certificates, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given and delivered if personally delivered or if sent by nationally recognized overnight courier, by facsimile or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

            (a) If to the Company, to it at:

                Curative Health Services, Inc.
                c/o Critical Care Systems, Inc.
                61 Spit Brook Road, Suite 505
                Nashua, New Hampshire 03060
                Attention: Paul F. McConnell, President and
                           Chief Executive Officer
                Fascimile:  (603) 888-0990

                With a copy to:

                Curative Health Services, Inc.
                150 Motor Parkway, 4th Floor
                Hauppauge, NY  11788
                Attention:  Nancy F. Lanis, General Counsel
                Facsimile: (631) 233-8106

            (b) If to Employee, to him at such Employee's address as most recently supplied to the Company and set forth in the Company's records; or

            (c) to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith.

      Any such notice or communication shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery (or if such date is not a business day, on the next business day), (ii) in the case of nationally-recognized overnight courier, on the next business day after the date sent, (iii) in the case of facsimile transmission, when received (or if not sent on a business day, on the next business day after the date sent), and (iv) in the case of mailing, on the third business day following the date on which the piece of mail containing such communication is posted.

      11. Waiver of Breach. The waiver by either party of a breach of any provision of this Agreement must be in writing and shall not operate or be construed as a waiver of any other or subsequent breach.

      12. Undertaking. Both parties hereby agree to take whatever additional actions and execute whatever additional documents either party may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the other party under the provisions of this Agreement.

      13. Amendment; Plan Provisions Control. This Agreement may not be amended, terminated, suspended, or otherwise modified except in a written instrument executed by both parties. In the event that any provision of this Agreement conflicts with or is inconsistent in any respect with the terms of the Plan, the terms of the Plan shall control.

      14. Remedies. The Company shall be entitled to enforce its rights under this Agreement specifically, to recover damages and costs by reason of any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties agree and acknowledge that money damages would not be an adequate remedy for certain breaches of the provisions of this Agreement and that the Company may, in its sole discretion, and without affecting any other rights it may have at law, apply to any court of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

      15. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York (without giving effect to principles of conflicts of laws).

      16. Counterparts. This Agreement may be executed in one or more counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts together shall constitute but one agreement.

      17. Entire Agreement. This Agreement is issued pursuant to the Plan and is subject to its terms. The Plan is available for inspection during business hours at the principal office of the Company. Subject to the foregoing, this Agreement (and the other writings incorporated by reference herein) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior or contemporaneous written or oral negotiations, commitments, representations, and agreements with respect thereto.

      18. Severability. In the event any one or more of the provisions of this Agreement should be held invalid, illegal or unenforceable in any respect in any jurisdiction, such provision or provisions shall be automatically deemed amended, but only to the extent necessary to render such provision or provisions valid, legal and enforceable in such jurisdiction, and the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

                                CURATIVE HEALTH SERVICES, INC,


                                By: /s/ Paul F. McConnell
                                    --------------------------------------------
                                    Name:  Paul F. McConnell
                                    Title: President and Chief Executive Officer


                                    --------------------------------------------
                                                     EMPLOYEE